SUB-ITEM 77Q3

AIM GOLD & PRECIOUS METALS FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U, AND 74V.

FOR PERIOD ENDING 9/30/2008
FILE NUMBER 811-3826
SERIES NO.: 2



74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                       15,116
     2 Number of shares outstanding of a second class of open-end company shares
       (000's Omitted)
       Class B                                                        5,397
       Class C                                                        5,100
       Investor Class                                                23,219

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                        $5.77
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                        $5.65
       Class C                                                        $6.00
       Investor Class                                                 $5.81